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                                POWER OF ATTORNEY


     We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr. or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than $200,000,000 principal amount of Senior Notes of UtiliCorp United Inc.

     Executed this 2nd day of May, 1995.


/s/ Richard C. Green, Jr.                    /s/ Avis G. Tucker
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RICHARD C. GREEN, JR.                        AVIS G. TUCKER


/s/ Irvine O. Hockaday, Jr.                  /s/ Robert E. Jackson, Jr.
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IRVINE O. HOCKADAY, JR.                      ROBERT E. JACKSON, JR.


/s/ John R. Baker                            /s/ L. Patton Kline
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JOHN R. BAKER                                L. PATTON KLINE


/s/ Herman Cain                              /s/ Stanley O. Ikenberry
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HERMAN CAIN                                  STANLEY O. IKENBERRY


/s/ Robert K. Green                          /s/ Dale J. Wolf
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ROBERT K. GREEN                              DALE J. WOLF


/s/ James S. Brook
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JAMES S. BROOK